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                                                                   Exhibit 10.19

                              AMENDED AND RESTATED
                                 PROMISSORY NOTE


$125,000                                                          June 16, 1993


               FOR VALUE RECEIVED, the undersigned Richard F. Selden, a resident of the Commonwealth of Massachusetts (the "Debtor") hereby promises to pay to the order of Transkaryotic Therapies, Inc. (the "Creditor"), at its principal business address, the principal sum of One Hundred Twenty-Five Thousand Dollars ($125,000) payable (subject to the other provisions of this Note) in six (6) installments of Seventeen Thousand Eight Hundred Fifty-Seven Dollars ($17,857) each on January 31 1992, 1994, 1995, 1996, 1997 and 1998, and a final installment of Seventeen Thousand Eight Hundred Fifty-Eight Dollars ($17,858) on January 31, 1999.

               This Note shall bear interest on the unpaid balance of such principal amount from May 14, 1991 until paid. The interest rate applicable during each calendar year or portion thereof shall be the rate equal to one percent (1%) per annum above the average yield in percent per annum prevailing in the secondary market for one-year United States Treasury Bills as of the last day in such calendar year on which such market is open, as reported in Federal Reserve Statistical Release H-15. Accrued interest hereunder shall be due and payable in arrears on each principal installment payment date, commencing January 31, 1992. Overdue principal, and, to the extent permitted by applicable law, overdue interest thereon and all other annual rate two percent (2%) above the annual interest rate applicable to principal not overdue, payable on demand and compounded monthly. Whenever any payment under this Note becomes due on a date which is not a regular business day, the maturity thereof shall be extended to the next succeeding business day and interest shall accrue at the applicable rate during such extension.

               This Note may be prepaid, in whole or in part, at any time without penalty.

               This Note amends and restates in its entirety a certain Promissory Note dated May 14, 1991 made by the Debtor and payable to the order of the Creditor (the "Original Note"), which Original Note has been delivered to the Debtor for cancellation in exchange for this Note. The Debtor and the Creditor, by its acceptance of this Note, agree that (i) the indebtedness evidenced by this Note shall be secured by, and the holder of this Note shall be entitled to the benefits of, a certain Pledge Agreement dated as of May 14, 1991, between the Creditor and the Debtor, in all respects as though this Note were the "Note" referred to in Section 2(c) of such Pledge Agreement, and (ii) notwithstanding any other provision hereof, in the event that the aggregate amount of payments heretofore made by the Debtor under the Original Note is more or less than the aggregate amount that would have been payable heretofore under this Note as hereby amended and restated, then such excess or shortfall shall be deducted from or added to, as the case may be, the amount otherwise due hereunder on the date of the next scheduled payment hereunder.

               In the event that (i) the Debtor defaults in the payment of any principal or interest
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hereunder for more than five (5) days after the date due, or (ii) the Debtor makes an assignment for the benefit of creditors or admits in writing his inability to pay his debts generally as they become due, or (iii) any order, judgment or decree is entered adjudicating the Debtor bankrupt of insolvent, or
(iv) the Debtor petitions (or consents to any petition to) any tribunal for the appointment of a trustee or receiver of the Debtor or of any substantial part of his assets under any bankruptcy, debt readjustment, insolvency, dissolution, or liquidation law of any jurisdiction, or (v) the Debtor's employment by the Creditor is terminated either by the Creditor for cause (which term shall mean
(a) the Debtor's breach of his obligations under the Employment Agreement between the Debtor and the Creditor dated as of February 1, 1991 or (b) the Debtor's having been convicted of a felony) or by the Debtor, then, and in every such event (each, an "Event of Default"), the Creditor may declare all amounts owing with respect this Note, and such amounts shall thereupon become, due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived.

               To the extent permitted by applicable law, any sums credited by or due from the Creditor to the Debtor, including, but not limited to, annual employment bonuses and amounts payable to the Debtor by the Creditor upon or after the termination of the Debtor's employment by the Creditor, may at any time be applied to the Debtor's obligations hereunder.

               Should the indebtedness evidenced by this Note or any part thereof be collected by action at law, or in bankruptcy, receivership or other court proceedings, or should this note be placed in the hands of attorneys for collection after default, the Debtor agrees to pay, upon demand by the holder hereof, in addition to principal and other sums, if any, due and payable hereon, court costs and reasonable attorneys' fees and other collection charges and expenses, unless prohibited by law.

               The Debtor and all indorsers and/or guarantors hereof (i) consent and agree to be bound by the provisions of this Note, absolutely and unconditionally, to pay the principal of this note as herein provided, (ii) waive trial by jury in any action on this Note, (iii) waive presentment, notice of nonpayment, notice of protest, suit and all other conditions precedent in connection with the collection and enforcement of this Note, (iv) waive any right to the benefit of, or to direct the application of, any security for this Note until all indebtedness hereunder shall have been paid in full, and (v) waive the right to require the holder hereof to proceed against any other person or to pursue any other remedy before proceeding against him, and, except as otherwise required by law, waives the right to require the holder hereof to proceed against any security before proceeding against him.

               No delay or omission on the part of the Creditor in exercising any right hereunder shall operate as a waiver of such right or of any right under this Note. No waiver shall be deemed binding on the Creditor unless in writing signed by the Creditor, and then only to the extent specifically set forth therein.

               This Note shall be deemed to take effect as a sealed instrument under, and be construed in accordance with, the laws of the Commonwealth of Massachusetts.
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 /s/ Donald P. Richards                                /s/ Richard F. Selden
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Witness                                                Richard F. Selden